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                    Exclusive Sales & Distribution Agreement

Between the undersigned:

MECASERTO
Which registered office is based 9, rue Niels Bohr in St THIBAULT LES VIGNES (77
400), represented by Mr. Patrick JOYEUSE, President of the Board of Directors having power, hereinafter called "the Manufacturer".

On the one hand,

And

COM SA, Commercialization, Organization, Marketing
Which registered office is based 60, rue Londres in PARIS (75 008), Represented by Mr. Claude DELRANC, President of the Board of Directors having power, hereinafter called "the Distributor".

On the other hand

It was first stated the following:

The Manufacturer has developed and perfected a range of products which are described in the enclosed Annex, over which he has rights, and that he is selling at the moment.

The Distributor was duly informed that the results obtained by the Manufacturer, according to the list enclosed in Annex 1, for which the latter gives full authority, he has had sufficient reflection time, that is to say 20 days, to take the decision to sign the present contract. He declares having the professional experience as well as the human and financial means which are needed to the good execution of the above obligations.

Once this has been said, it was decided and agreed the following:

Article 1: Definitions

Each time the following terms are used in the present contract or in relation with its execution, they will have the sense defined hereafter:

o Contract will refer to the present sales grant contract and its annexes which are a complete part of it.

o Products will refer to the products which specifications and/or references are in Annex 3.

o     Territory will refer to the aimed countries in Annex 2.



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o     Territory will refer to the aimed countries in Annex 2.

o Trademark will this refer to the rights on the brand name, the logos, plans and models which are associated to it, covering the Manufacturer's products.

o Commercial year will refer to each period of twelve months starting June 1st and finishing May 31st of the following year.

Article 2: Object of this Contract

By the present contract, according to the terms and conditions defined hereafter, the Manufacturer concedes to the Distributor, who accepts it, the concession of the exclusive sales of the products on the territory, the customers and the period of the contract.

Every new product, option, accessory or service may be included in Annex 3, according to the parties.

In consequence, the Distributor commits himself to make, and he is the only one responsible for the integrality of promotion, advertising, sales, distribution and invoicing of products on the territory as well as the recovery of payments form the customers, according to the terms and conditions established in the present contract.

The parties will act in complete independence one from each other and at any time, the contract will not be considered to create any subsidiary or joint venture, nor a subordination or representation link between them.

For the fulfilment of this contract, the Distributor may substitute any other subsidiary company of his choice providing that he has first informed the Manufacturer by mail. The Distributor is already authorized to entitle sub-distributors or commercial agents for the sales of the production the territory.

Article 3: Duration

The present contract will take effect from the date of signature and will be effective for a period of two (2) commercial years, with a 12 month trial period during which each party may put an end to the present contract with a 3 month notice.

It will be renewed by tacit agreement every commercial year, unless a notice is given at least 6 months before any of the contractual dates.

Article 4: Norms and Authorizations

The Distributor commits himself to ask to the territory competent authorities and at his own expenses all ratification and price requests which may be necessary to sell the products.



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The Manufacturer guarantees to the Distributor that the products are in conformity with the French and International norms applicable in France, especially in the field of medial products.

The Manufacturer commits himself to supply the Distributor with all technical documentation he may need to obtain the ratifications.

Article 5: Trademark

5.1 Over the whole territory, the products will be commercialized under the MECASERTO Trademark.

5.2 The Distributor commits himself not to use this trademark for other objectives than the ones of this contract and in relation with its products. He cannot use it on his headed or commercial note-paper, nor on any brochure or promotional, advertising documentation he may produce without having the Distributor's agreement.

Article 6: Commercial Policy, Annual Objective

6.1 The Distributor will be free to determine the commercial politics to follow on the territory. He will freely determine the sales force he intends to hire.

6.2 The objectives will be defined by the parties for one year and will be revised every 6 months. In the case 80% of these objectives have not been achieved, the Distributor will pay an indemnity of 5% on the unachieved part of the objective.

Article 7: Advertising

7.1 Advertising and promotion of products on the territory will be paid by the Distributor.

7.2 The Manufacturer will give the following promotional documentation and material to the Distributor:

o At least a complete set of technical documents concerning the products, plans, specifications, directions for use and in general all that is necessary for the commercialization and which will be updated permanently.

o     The Manufacturer will provide an initial quantity of brochures.

For any quantity of additional promotional documents and materials, the Distributor will conceive and achieve them further to the technical agreement of the Manufacturer.

Article 8: Reports, Information of the Parties

The Manufacturer will supply the Distributor with a monthly account of the current orders. The parties will meet every three months so as to evaluate the commercial activities and the Distributor's



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sales forecasts, think of the actions they could take and get informed about the market's conditions and especially about the marketing orientations.

The parties undertake to inform each other about any new product which could be of interest.

Any commercial information which would be received directly by the Manufacturer will be sent to the Distributor.

Article 9: Supplying, Stock

9.1   Prices

o Forthe first commercial year, the transfer prices of the duty-free products as well as the transport and delivery conditions will be enclosed in Annex 4.

o Forthe following commercial years, from June 1st 1999 on, prices may be revised every year according to the evolution of labor force cost, components and raw material costs according to a formula enclosed in Annex 4.

The revised prices will be communicated to the Distributor with a 3 month notice at the end of each commercial year, that is to say for the first time on March 1st 1999.

9.2 Each delivery will create an invoice to the Manufacturer. The invoices drawn up in French Francs will be payable according to the following conditions: 20% in anticipation with the order, the balance 30 days maximum after the forwarding date which was planned and agreed by the Manufacturer.

9.3 Three months before the beginning of each civil year, the Distributor will communicate to the Manufacturer his products sales forecasts for the following year.

Article 10: Non-competition

During the whole period of the contract, the Distributor commits himself not to manufacture, distribute and/or sell, directly or indirectly, any product which could be competitive to the products of the present contract, that is to say which would be identical or could be used as a substitute in the consumer's mind.

Article 11: Guarantee, Civil Liability

11.1 Within the fifteen days following the defectiveness noted in a delivery, the Distributor undertakes to contact the Manufacturer who will commit himself to replace the defective components, as long as the defectiveness is not due to transport.

11.2 The Manufacturer will assume full liability of all prejudicial consequences which may arise from the use of the products, except for those which could be due to the Distributor's fault



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      of in the non-observation by the Distributor of the Manufacturer's instructions and of the applicable territory legislation in terms of warehousing and product sales.

If the Distributor learns, directly or indirectly, that the use of one or the other products sole in the territory causes corporeal or material damage, he has to inform immediately the Manufacturer and communicate all the information he can get about the matter.

11.3 The Manufacturer undertakes to deliver products which are in conformity with the functional specifications and technical descriptions supplied.

11.4 The Manufacturer undertakes to maintain the products for a period of 10 years after delivery.

Article 12: Personnel

In application with Article L112-12 of the Work Code, the personnel who is listed in Annex 6 is transferred from the Manufacturer to the Distributor. According to the legal disposition in application, the Distributor undertakes to hire the personnel according to the seniority gained in the Manufacturer's company. The Manufacturer will pay a sum equivalent to the paid holidays indemnity acquired at the date of transfer.

Article 13: Cancellation

13.1 In case of non-execution by one or the other party of any obligation resulting of the contract, the contract may be cancelled by the other party 60 days after the formal demand, which remained unsuccessful, precising the non-execution as well as the intention to cancel the contract.

13.2 In the case of non-respect of Article 11.3, the parties will have to define indemnities to enclose to the cancellation.

13.3 The cancellations, object of the present article, are not detrimental to the actions the contract or the law may allow to the parties in such a case.

Article 14: Consequence of the End or of the Cancellation

14.1 Unless a disposition from the public order in force in the territory is taken, no indemnity will be owed to the Distributor at the end of this contract.

14.2 At the end or at the effective date of cancellation of the present contract, the Distributor undertakes to:

o Transfer (free of charge) full authorization necessary to commercialize the products on the territory to5 the Manufacturer or to any other person he will entitle.

o Return all promotional and technical documents he may have as well as any product he may



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      have not paid up to this date, without retention right for them to the
      Manufacturer.

o     Stop immediately any use of the trademark.

14.3 The Distributor will sell the remaining stock within the 2 following months.

14.4 The end or the cancellation of the contract do not release the parties from the execution of the commitments they had concluded before.

14.5  Article 10 will be applicable 2 years after the end of this contract.

Article 15: Notifications

Any notifications relating to this contract, if sent, will be supposed to be sent by recorded delivery letter with acknowledgment of receipt, addressed to the registered office or to the last address of the destinee, and will be supposed to have been received seven days after the date of the postmark.

Article 16: Cancellation of Previous Agreements

The present contract contains all the agreements between the two parties concerning the object of it and cancels and replaces, in all dispositions, the oral and written agreements which may have existed previously between the two parties.

Article 17: Competence Attribution

This contract is ruled by the French law. Any disagreement may lead to negotiation, execution or interpretation of the present notes and will be submitted to the Trade Register of Paris.

Article 18: Choice of Residence

The parties chose their registered offices as their residence, as indicated in the head of this contract.

Issued in four copies, in St Thibault des Vignes, on May 29th 1998, for effective date June 1st 1998.

For COM SA                                            For MECASERTO
Mr. Claude DELRANC                                    Mr. Patrick JOYEUSE



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                      AMENDMENT TO THE EXCLUSIVE SALE AND
                             DISTRIBUTION CONTRACT


BY AND BETWEEN THE UNDERSIGNED:

MECASERTO, a societe anonyme with capitalization in the amount of 9,300,000 Francs, headquartered in SAINT THIBAULT DES VIGNES (77400) Parc de l'Esplanade - 9, rue Niels Bohr, identified under the number 572 148 922 in the Register of Commerce and Companies of MEAUX,

Represented by Mr. Denis RAULT, the Chairman of its Board of Directors duly authorized for this purpose by a meeting of the Board of Directors held on March 22, 1999

and

COMSA, a socit anonyme with capitalization in the amount of 500,000 Francs, headquartered in Paris (75008) at rue de Courcelles, No. 45, identified under the number 418 940 789 in the Register of Commerce and Companies of Paris,

Represented by Mr. Claude DELRANC, the Chairman of its Board of Directors, duly authorized for this purpose by a Board of Directors meeting held on March 22, 1999

IT WAS PREVIOUSLY ESTABLISHED AS FOLLOWS:

According to a private contract dated May 29, 1998, in Saint-Thibault des Vignes, recorded in the Revenue Office of Paris, 8th district - Route Artois, on June 3, 1998 Folio 35 - Bord. 260/1, the companies MECASERTO and COMSA entered into an exclusive sale and distribution contract under which MECASERTO granted COMSA, under various obligations and conditions, a license for the exclusive sale of SIMSCAN 2 / SIMSCAN NT, SIMICS, THYRODIAN "(gamma)VIEW" IMAGER simulators for the territory including the various countries of Europe, Asia, Africa, America and Australia.

As each of the undersigned parties has a recorded copy of said contract, the author shall hereby dispense with recalling the obligations and conditions in this amendment.

However, it appeared while the contract was in use by MECASERTO and COMSA that the recent registration of COMSA in the Register of Commerce and Companies has proven to be a handicap in France when submitting bids for government contracts.

For this reason, the parties came together and agreed as follows.



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THIS HAVING BEEN ESTABLISHED IT WAS THEREFORE AGREED AND DETERMINED AS FOLLOWS

                                    ARTICLE 1

In derogation of the provisions of articles 1 and 2 of the contract signed in Saint-Thibault des Vignes dated May 29, 1998, cited in the presentation above, Metropolitan France and the overseas departments are excluded from the territory covered by the exclusive sale license granted to COMSA by MECASERTO for a period of EIGHTEEN (18) months from the date this amendment is signed.

When this exclusion expires, it may be extended for another maximum period of EIGHTEEN (18) months by mutual agreement of the undersigned parties.

The remainder of the exclusive sale and distribution contract signed in Saint-Thibault des Vignes on May 29, 1998 remains unchanged.

                                    ARTICLE 2

During the exclusion period cited in article 1 above, COMSA will assist and advise MECASERTO in order to allow the organization and optimization of its business activity in France and the overseas departments.

In this territory, COMSA's mission will primarily concern the following areas:

- assisting MECASERTO with market studies
- assisting MECASERTO in seeking out new customers and the priority sectors for prospecting
- assisting MECASERTO in preparing estimates based on the wishes of its customers
- assisting MECASERTO in responding to calls for bids for government contracts.

Additionally, the undersigned parties agree to meet regularly to assess the business activity and the sales projections of MECASERTO in France and in the overseas departments, to consider actions that MECASERTO might take and, more particularly, its marketing focuses.

                                    ARTICLE 3

In exchange for the derogation granted by COMSA to the exclusive sales and distribution contract granted to it on May 29, 1998, as cited in article 1 above, and for the mission for which COMSA is responsible during this period of exclusion as indicated in article 2 above, MECASERTO will pay COMSA, for the entire period of validity of this amendment, a remuneration equal to 2.5%, exclusive of tax, of the sales, exclusive of tax (excluding spare parts) realized by MECASERTO for simulators and other equipment and related accessories that it sells directly in France and in the overseas departments.

The remuneration to be paid by MECASERTO to COMSA for the sale of spare parts realized by



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COMSA will be equal to FIVE PERCENT (5%), exclusive of tax, of these sales, exclusive of tax.

These sales obviously exclude the SIEMENS contract, after sale service and spare parts, which were excluded from the contract dated May 29, 1998.

This remuneration will be payable on a quarterly basis when due by means of provisional installments, the account being normalized once a year no later than three months before the closing of MECASERTO's fiscal year.

This remuneration is understood to be exclusive of the value-added tax. Consequently, MECASERTO will pay COMSA the V.A.T. at the legal rate in force in addition.

The specific services not included in this agreement that might be requested by MECASERTO from COMSA, will be covered by a preliminary estimate and will be billed in addition by COMSA.

                                    ARTICLE 4

For the execution of this amendment, the parties elect domicile at their respective corporate offices as indicated at the beginning of this amendment.

DONE IN PARIS, in three copies
Nineteen hundred ninety-nine
and on March 22


For MECASERTO                       For COMSA
Denis RAULT                         Claude DELRANC

[Signed]                            [Signed]





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